                                                                    EXHIBIT 10.4

                           NTFC CAPITAL CORPORATION
                              $2,000,000 LOAN TO
                    AMERICAN TELESOURCE INTERNATIONAL, INC.

     1. COMMITMENT TO LEND: (a) Subject to the terms and conditions provided in this Loan and Security Agreement ("Agreement") and so long as no Event of Default (as defined in Section 14 hereof) or event or condition which with notice or passage of time or both would constitute an Event of Default has occurred and is continuing hereunder, Lender agrees to lend to AMERICAN TELESOURCE INTERNATIONAL, INC., a Delaware corporation ("ATII"), to the Domestic Subsidiaries of ATII which are signatories to the Agreement, and to such additional Domestic Subsidiaries of ATII which hereafter may become a party hereto pursuant to Section 1(b) hereof (ATII, Domestic Subsidiaries of ATII which are signatories to this Agreement, and such additional Domestic Subsidiaries of ATII which may hereafter become a party hereto pursuant to
Section 1(b) of this Agreement are individually referred to as a "Borrower" and
                                                                  --------
collectively as the "Borrowers"), until the Financing Termination Date set forth
                     ---------
above, an amount in the aggregate not to exceed the Commitment Amount set forth above, which sum shall be used solely for the purchase by a Borrower of telecommunications equipment and associated software sublicenses from the Supplier pursuant to one or more Purchase Agreements (individually, a "Purchase Agreement" and collectively, the "Purchase Agreements") made by and between the Supplier and such Borrower for installation in the United States, Mexico and other Latin American jurisdictions. "Subsidiary" means, as to any person, a
                                     ----------
corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company, or other entity, are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such person. "Domestic Subsidiary" means a Subsidiary incorporated under the
                 -------------------
laws of the United States, one of the states of the United States, or the District of Columbia. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of ATII.

     (b) Lender and each Borrower acknowledge and agree that subject to the terms and conditions of this Agreement, ATII shall cause domestic Subsidiaries of ATII formed or acquired hereafter to become a Borrower hereunder (without the consent of any other Borrower) by executing a form of the annex to this Agreement set forth as Exhibit A and such additional
                                            ---------
Domestic Subsidiaries may thereafter borrow amounts hereunder to finance the acquisition of equipment which is, or is to be placed, in the United States, Mexico and other Latin American jurisdictions. ATII and the other Borrowers agree that, prior to any additional Subsidiary of ATII becoming a Borrower hereunder, such Subsidiary and ATII shall execute and deliver to Lender a form of the annex to this Agreement set forth as Exhibit A, and if required by Lender cause the delivery of an opinion of legal counsel to ATII and such additional Subsidiary dated the date of the execution of the form of the annex to this Agreement set forth as Exhibit A in form and substance satisfactory to lender and such other documents as the Lender may request, including but not limited to a certificate of a responsible officer of such additional Subsidiary as to the authority of such additional Subsidiary to execute, deliver and perform this Agreement and the Note and as to the incumbency and signature of the officer or officers signing Borrowing Certificates and Note.

     (c) The obligation of each Borrower hereunder and under the Note evidencing amounts from time to time advanced hereunder to a Borrower shall be joint and several obligations at ATII and all other Borrowers.

     2. THE NOTE AND PAYMENT TERMS: All advances of funds to a Borrower (an "Advance") shall be evidenced by a [sic] one or more promissory notes in the form of Exhibit B executed by the Borrowers (individually and collectively, the "Note"), which shall be in a form and substance satisfactory to the Lender and represent the joint and several obligations of the Borrowers to pay the aggregate unpaid advances on the base (the "Principal Amount"), plus any accrued interest thereon, and all extensions, renewals or modifications thereof including, without limitation, any expenses of Lender or other amounts due to Lender under the Note or this Agreement. The Note shall be dated the Closing Date and shall mature on the Maturity Date. Except as otherwise provided herein, the Note shall bear interest from the borrowing date on the outstanding unpaid Principal Amount thereof at the Interest Rate stated above (compounded monthly and computed on the basis of a year of 365 days for the actual days elapsed). In computing interest on the Note, the borrowing date shall be included and the date of payment excluded. Each Borrower and Lender understand that the Payment
Schedule is intended to amortize fully the principal amount of the Note and any other principal and interest amounts outstanding will be added to the final payment on the Maturity Date. In any event, the entire outstanding principal amount of the Note and all accrued but unpaid interest and all other outstanding amounts due thereunder shall be paid on the Maturity Date. If a Payment Date is not a business day, the Payment Date shall be on the first business day following the nonbusiness day, and interest thereon shall be payable tat [sic] the rate in effect during such extension. Each payment shall be credited first to accrued and unpaid interest and the balance to the Principal Amount (provided that in any event the entire Principal Amount of the Note then outstanding together with any accrued and unpaid interest shall be paid on the Maturity
Date). The Lender is authorized to endorse the date and amount of each Advance and each payment of the Principal Amount and interest with respect to the Note on the schedule annexed to and constituting a part of the Note, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.

     All payments shall be made in lawful money of he United States of America in immediately available funds and without set off or counterclaim to the Lender or any subsequent assignee of a Note.

     Each Borrower agrees to pay all amounts owing by it under this Agreement, any Note or the other Loan Documents free and clear of and without deduction for any present or future taxes (excepting any taxes assessed on Lender's income by the United States of America) (collectively, the "Taxes") and represents that it
                                                  -----
has paid, and agrees that it shall pay, when due all applicable deductions or withholdings for or on account of any Taxes, levies, duties, fees, deductions or withholdings, restrictions or conditions of any nature imposed by or on behalf of any jurisdiction (other than the United States of America) or any taxing authority (other than the United States of America) whatsoever on the payments by Borrowers to Lender under this Agreement, any Note or the other Loan Documents and

               (A) that if it is prevented by operation of law from paying any Taxes, then the interest rate or fees required to be paid under this Agreement, any Note or the other Loan Documents shall be increased by the amount necessary to yield to Lender interest or fees at the rates specified in this Agreement, any Note or the other Loan Documents after provision for the payment of all such Taxes and without taking into account any tax benefits accruing to Lender from such payment;

               (B) that it shall at the request of Lender execute and deliver to Lender such further instruments as may be necessary or desirable to effect the increase in the interest or fees as provided for in clause
          (A) immediately above, including a new Note to be issued in exchange for any Note theretofore issued;

               (C) that it shall hold Lender harmless from and against any liabilities with respect to any Taxes (whether or not properly or legally asserted); and

               (D) that it shall provide Lender with the original or a certified copy of evidence of the payment of any Taxes by it, as Lender may reasonably request, or, if no taxes have been paid to provide to Lender, at Lender's request, with a certificate from the appropriate taxing authority or an opinion of counsel acceptable to Lender stating that no Taxes are payable.

     If Lender shall receive a refund of any Taxes paid by Borrower pursuant to this Section by reason of the fact that such Taxes were not correctly or legally asserted, Lender shall within sixty (60) days after receipt of such refund pay to Borrower the amount of such refund, as determined solely by Lender; provided,
                                                                       --------
however, that in no event shall the amount paid by Lender to Borrower pursuant
-------
to this sentence exceed the amount of Taxes originally paid by Borrower; and further provided that Lender shall not have any obligation under this Agreement
------- --------
to claim or otherwise seek to obtain any such refund.

     Notwithstanding the foregoing, if the Borrowers shall fail to pay within five (5) days after when due any part of the Principal Amount remain, interest or any amount payable hereunder or under a Note, such amount shall bear interest at a rate per annum that is three percent (3%) higher than the Interest Rate from the due date until such overdue Principal Amount, interest, or other amounts are paid in full (before and after judgment) whether or not any notice of default in the payment thereof has been delivered.

     Notwithstanding any provision of this Agreement, it is the intent of the Lender and the Borrowers that the Lender, or any subsequent holder of a Note, shall never be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum non-usurious lawful rate of interest permitted to be charged by applicable law, as amended or enacted from time to time. In the event the Lender, or any subsequent holder of a Note, ever receives, collects, reserves or applies as interest, interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of the Principal Amount and treated hereunder as such (except that no prepayment premium otherwise applicable shall be payable thereon), or, if the Principal Amount and all other amounts due are paid in full, any remaining excess funds shall immediately be paid to the Borrowers. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, the Borrowers and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof as it may relate to any fees charged by the Lender, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire term of the Indebtedness; provided that if the Indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received over the actual period of existence hereof exceeds the maximum lawful rate of interest, the Lender or any subsequent holder of a Note shall refund to the Borrowers the amount of such excess, and in such event shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

     3. PROCEDURES FOR BORROWING: ATII (and if a borrower other than ATII is acquiring the equipment to be financed thereby, such other Borrower) shall execute and deliver to Lender, at least five (5) business days prior to the date of the requested Advance, a Borrowing Certificate in the form of Exhibit C-1 (a "Domestic Advance Borrowing Certificate") to request Advances to finance the acquisition by ATII or such other borrower of equipment which is, or is to be placed, in jurisdictions within the United States, and at least thirty (30) business days prior to the date of the requested Advance, a Borrowing Certificate in the form of Exhibit C-2 ( a "Foreign Advance Borrowing Certificate" and together with a Domestic Advance Borrowing Certificate, a "Borrowing Certificate") to request Advances to finance the acquisition by ATII or such other Borrower of equipment which is, or is to be placed, in Mexico or another Latin American jurisdiction. Each Borrowing Certificate shall be in form and substance satisfactory to Lender, and shall specify the business day on which the borrowing is to be made and the amount of the borrowing and have attached thereto the applicable purchase order issued by such Borrower and related invoice from the Supplier which is to be paid by Lender with the proceeds of the loan. On the borrowing data specified in the Borrowing Certificate, providing that all conditions precedent have been satisfied, Lender shall transmit the borrowed funds to an account maintained by and in the name of Supplier. The aggregate principal amount of each borrowing shall be not less than $25,000. Lender shall not be required to make Advances more than twice per calendar month.

     4. PLACE OF PAYMENT. The Principal Amount, interest and fees, if any, shall be payable at 501 Corporate Centre Drive, Suite 600, Franklin, Tennessee 37067, or such other place as may be designated, from time to time in writing, by Lender or any subsequent holder.

     5. PREPAYMENT. The Borrowers may, at their option and subject to the satisfaction of the requirements of the next sentence, at any time and from time to time, prepay any Advance, in whole or in part, upon at least (30) business days prior written notice to Lender specifying the date and amount of prepayment in a minimum amount of $50,000. Any such prepayment occurring during the first, second and third years following the date of such Advance shall be subject to a prepayment premium equal to a percentage of the amount being prepaid as follows: three percent (3%) if the prepayment is made during the first year following the date of such Advance; two percent (2%) if the prepayment is made during the second year following the date of such Advance; and one (1) percent if the prepayment is made during the third year following the date of such Advance.

     6. SECURITY INTEREST: OBLIGATIONS SECURED: Each Borrower (as debtor) hereby assigns as collateral and grants to Lender (as secured party), as security for all of the Indebtedness, a continuing security interest in and to, all of such Borrower's right, title and interest in and to the property and the property rights described in Section 7 hereof, whether now owned or hereafter acquired or arising, wherever located, together with all substitutions therefor and all accessions, replacements and renewals thereof, and in all proceeds and products thereof (collectively, the "Collateral"). "Indebtedness" means all
                                     ----------     ------------
indebtedness, liabilities and obligations to Lender of ATII or any other Borrower, of any class or nature, whether arising under or in connection with this Agreement and/or all other documents, instruments, agreements or certificates evidencing or securing any advance hereunder or any obligation for the payment or performance thereof and/or executed and delivered in connection with any of the foregoing (the "Loan Documents") or otherwise whether not
                                --------------
existing or hereafter incurred, direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, joint or several whether for principal, interest, fees, expenses, lease obligations, indemnities or otherwise, including, without limitation, future advances of any sort, all future advances made by Lender for taxes, levies, insurance and/or repairs to or maintenance of the Collateral, the unpaid principal amounts of, and accrued interest owned by the Borrowers on the Note, and any expenses of collection or protection of Lender's rights, including reasonable attorneys' fees.

     7. DESCRIPTION OF COLLATERAL. The Collateral includes, and each Borrower hereby grants Lender a security interest in, all such Borrower's presently existing or hereafter acquired right, title and interest in, and to (i) the equipment, fixtures, and other property identified in a Borrowing Certificate pursuant to which Lender advances funds hereunder (Borrowing Certificates are collectively referred to as the "Collateral Schedule") or otherwise acquired or financed or refinances with loan proceeds from Lender, including without limitation, hardware and software, components, wiring, cabling and associated electronics and any and all replacements, additions, substitutions to or any of the foregoing, together with all attachments, components, parts, accessions, improvements, upgrades, all accessories installed thereon or affixed thereto and all of the foregoing forming an integral part thereof; and (ii) to the extent not otherwise included, all proceeds of the foregoing, including without limitation, (A) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral; (B) any and all payments (in any form whatsoever) made or due and payable to a Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the collateral by any governmental body, authority, bureau or agency (or any person action under color of governmental authority); (C) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral; and (D) any and all cash proceeds and non-cash proceeds in the form of equipment, inventory, accounts, general intangibles, chattel paper or other proceeds (collectively, "Proceeds"), The Collateral Schedule is incorporated in and made a part of this Agreement.

     8. REPRESENTATIONS AND WARRANTIES: In order to induce the Lender to enter into this Agreement and to make the loans contemplated herein, each Borrower represents and warrants that on the date of the Note's execution and until payment in full of the indebtedness:

     (a) Each of ATII and each Subsidiary of ATII (I) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed; (ii) has the power and legal authority to own or lease and operate it's business as now being conducted; (iii) is properly licensed, in good standing and duly qualified to do business in every jurisdiction where necessary; (iv) if a Borrower hereunder, has the power and authority and the legal right to make, deliver and perform this Agreement and the Note and to borrow hereunder and has received all necessary authorization from its directors or partners, as applicable, to execute, deliver and perform this Agreement, the Note and any related documents to be delivered pursuant to this Agreement, and (v) the Borrowers other than ATII are, and will remain Subsidiaries of ATII for so long as such Subsidiary remains obligated to Lender hereunder.

     (b) The person executing this Agreement and the Note on behalf of each Borrower has been given the authority to bind each Borrower, and this Agreement and the Note constitute legally binding enforceable obligations of each Borrower.

     (c) The execution, delivery and performance of this Agreement and the Note will not violate ATII's or any Subsidiary's charter, bylaws, partnership agreement or other organizational papers, or any law, agreement or undertaking to which ATII or any Subsidiary is a party, or by which ATII or any Subsidiary is bound or affected.

     (d) All required consents relative to the execution, delivery, and performance of this Agreement and the Notes have been obtained, including any required of the Federal Communications Commission, the Commerce Commission for any state or other jurisdiction in which ATII or any Subsidiary is operating "PUC") or any other governmental authority.

     (e) All information, reports and other papers and data with respect to ATII and/or each Subsidiary (other than, projections) furnished to the Lender by a Borrower at any time prior to the date hereof were, to the best knowledge of each Borrower at the time the same were furnished, true and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Lender a true and accurate knowledge of the subject matter thereof in all material respects; and all projections with respect to ATII and/or each Subsidiary furnished by a Borrower, as supplemented were prepared or presented in good faith by such Borrower and had a reasonable basis. No fact is known to any Borrower which materially and adversely affects the business, operations, assets (taken as a whole) or financial condition of ATII or any Subsidiary which has not been set forth in the financial statements provided to Lender in connection with this Agreement or in such information, reports, papers and data, or otherwise disclosed in writing to the Lender prior to the first borrowing date relative to the initial loan made, hereunder. All financial statements have been prepared in accordance with GAAP applied consistently throughout the period involved.

     (f) There have been no material adverse changes in ATII's consolidated financial position since the date of the financial statements provided to Lender in connection with the credit approval of ATII relative to this Agreement.

     (g) There is no litigation, investigation or proceeding threatened or pending against ATII or any Subsidiary or against any of its assets or revenues which, if decided adversely, would have a material adverse effect upon ATII's consolidated financial condition or its business, operations or assets (taken as a whole).

     (h) The Borrower requesting the Advance is the sole owner of and has good and marketable title to each item of Collateral acquired with Proceeds of an Advance (or will have at the time such Borrower acquires rights in the Collateral hereafter arising), free and clear of all security interests, claims, liens, and encumbrances except as granted to Lender. Lender has a fully-perfected first priority lien on, and security interest in, all right, title and interest of each Borrower in the Perfected Collateral enforceable against such Borrower and third parties.

     (i) Neither ATII nor any Subsidiary is in default under any agreement, mortgage, note, security agreement or other documents to which it is a Party or by which it, or any of its property, is bound in any respect which could be materially adverse to the business, operations, assets or financial condition of ATII on a consolidated basis, or which could materially adversely affect the ability of any Borrower to perform its obligations under this Agreement.

     (j) Each of ATII and each Subsidiary has paid all taxes due, except such taxes as are being contested in good faith and against which ATII or such Subsidiary has set up reserves satisfactory to the Lender.

     (k) No Borrower is engaged nor will any engage principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or

"carrying" any "margin stock" within the respective meaning of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System now, and from time to time, hereafter in effect. No part of the proceeds any loan will be used for "purchasing" or "carrying" "margin stock" as defined or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors.

     (l) No Borrower is an "investment company" or company "controlled" by an "investment company," within the meaning the Investment Company Act of 1940 as amended.

     (m) Neither ATII nor any Subsidiary is in violation of a federal or state law, rule or regulation or determination of an arbitral court or other governmental authority, in each case applicable or binding upon ATII or any Subsidiary or any of its properties or to which ATII any such Subsidiary or any of its properties are subject, in each ca [sic] which individually or in the aggregate would have a material adverse effect on the rights of the Subsidiary or the security interest of Lender the Collateral or ATII's consolidated financial condition or operations assets taken as a whole.

     (n) There is no event which is, or with notice or lapse time, or both, would be an Event of Default as defined in Section 14 this Agreement.

     (o) Purchase Agreement has been duly executed and delivered by the Borrower and the Supplier with respect to the Collateral which proceeds of an Advance are being requested by such Borrower and will be in full force and effect on the date of such Advance.

     (p) ATII has reviewed its operations and those of its Subsidiaries with a view to assessing whether its business (together wit [sic] the businesses of its Subsidiaries on a consolidated basis), will be vulnerable to a Year 2000 Problem or will be vulnerable to the effects of Year 2000 Problem suffered by any major commercial customers of ATII or of any of its Subsidiaries, and has a reasonable basis to believe that no Year 2000 Problem will cause a material adverse effect to ATII on a consolidated basis. For purposes of this Agreement, "Year 2000 Problem means any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of ATII or any other Borrower will not, in the"case of dates or time periods occurring after December 31, 1999, function at least at effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of leap year calculations.

    (q)  Each Domestic Subsidiary of ATII is a signatory to this Agreement.

     9.   CONDITIONS PRECEDENT:

     (a) Initial Loan. The obligation of the leader to make the initial loan on the first borrowing date shall be subject to the fulfillment prior to or contemporaneously with the making of such loan of the following conditions precedent:

          (i) The Lender shall have received an opinion of legal counsel to ATII and each other Borrower as of such date, dated the first borrowing date, in a form and substance satisfactory to Lender.

          (ii) Lender shall have received a certificate of a responsible officer of ATII and each other Borrower as of such date, dated the first borrowing date, as to the authority of such Borrower(s) to execute, deliver and perform this Agreement and the Note.

          (iii) The Lender shall have received a certificate of a responsible officer of ATII and each other Borrower as of such date, dated the first borrowing date, as to the incumbency and signature of the officer or officers signing the Agreement, the Note and any other certificate or other documents to be delivered pursuant thereto, together with evidence of the incumbency of each responsible officer.

          (iv) The Lender shall have received copies of all consolidated financial statements of ATII as required by Lender.

          (v) The Lender shall have received copies, certified by a responsible officer of ATII to the satisfaction of Lender, of contracts in effect between one or more Borrowers and Qwest and Primetec containing such terms as are customary for such business (including but not limited to pricing) in form and substance satisfactory to Lender.

          (vi) The Lender shall have received copies, certified by a responsible officer of ATII to the satisfaction of Lender, of a [illegible] vendor financing facility in effect between one or more borrowers and Network Equipment Technologies, Inc. providing at least $1,000,000 of unrestricted borrowing availability and containing such terms as are customary (including but not limited to interest rates) in form and substance satisfactory to Lender.

     (B) All Loans. The obligation of the Lender to make any loan (including the initial loan) to be made by it on any borrowing date is subject to the satisfaction of the following conditions precedent:

          (i) The Lender shall have received a Note conforming to the requirements here, and fully executed by each Borrower.

          (ii) The representations and warranties made by ATII and each other Borrower in this Agreement and in each Borrowing Certificate and shall be correct in all material respects on and as of such borrowing date and after giving effect to the loan to be made on such borrowing date.

          (iii) No event of Default or event or condition which with notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing on such borrowing date or after giving effect to the loan to be made on such borrowing date.

          (iv) The Lender shall have received a Borrowing Certificate, dated such borrowing date for such loan, satisfying the requirements of Section
3.

          (v) Except where waived by Lender in the exercise of its reasonable discretion, the Lender shall have received the waiver of liens and consent of the real estate lessors of the Borrower, and or such other persons as the Lender shall deem desirable, to facilitate the removal by the Lender, upon the occurrence of an Event of Default, of all items of US Collateral which are or were personalty where first located on any real property that is subject to any real estate leases and/or mortgages, such waivers of liens and consents to be in form and substance satisfactory to the Lender and its counsel.

          (vi) The Borrowers shall have (1) executed and delivered to Lender all documents (including, without limitation, financing statements) necessary to create in favor of Lender a first-priority perfected security interest in, and lien on, Collateral located in the United States ("US Collateral") with evidence of any necessary filing, registration or recordation of such documents, the payment of recording, stamp or other taxes measured by indebtedness or otherwise required as a result of filing, registration or recordation of such documents and searches confirming the absence of any other liens or security interests thereon, and (2) with respect to jurisdictions in the United States for which Lender has not previously received an opinion of counsel covering its security interests in the US Collateral, delivered an opinion of counsel to the applicable Borrower(s), dated the date of such Advance, in form and substance satisfactory to Lender to the effect that the lien and security interest of Lender on such US Collateral constitutes a perfected security interest in favor of Lender.

          (vii) the applicable Borrower(s) shall have (1) executed and delivered to Lender all documents necessary to create in favor of Lender a first-priority perfected security interest in, lien on, or trust or comparable security ownership interest in, Collateral located in Mexico ("Foreign Collateral," and together with US Collateral, the "Perfected Collateral"), together with evidence of (x) any necessary filing, registration or recordation of such documents, (y) the payment of recording, stamp or other taxes measured by indebtedness or otherwise required as a result of filing, registration or recordation of such documents and (z) the absence of any other liens or security interests on such Foreign Collateral, and (2) delivered an opinion of counsel to the applicable Borrower(s), dated the date of such advance, in form and substance satisfactory to Lender to the effect that (y) the documents have been validly executed and delivered by, and are binding and enforceable upon, the applicable Borrower(s) and do not conflict with the application of Borrower's organization documents, material contracts or applicable law, and (z) the security interest in, lien on, or trust or comparable security ownership interest of Lender on such Foreign Collateral "perfected" or otherwise enforceable against such Borrower and the parties in favor of Lender under the laws of such foreign jurisdiction.

          (viii) All proceedings and all other documents and legal matters in connection with the transactions contemplated in the Agreement shall be satisfactory in form and in substance to the Lender and its counsel.

     10.  INTENTIONALLY DELETED.

     11. AFFIRMATIVE COVENANTS: Each Borrower with respect to itself and its business, property and Collateral warrants, covenants and agrees that from the Agreement date and until performance and payment in full of the Indebtedness, it will:

     (a) Furnish to Lender as soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of ATII, a copy of the consolidated balance sheet of ATII as of the end of such year and the related statements of earnings and changes in financial position for such year, setting forth in each case in comparative form, the figures for the previous year audited by independent certified public accountants. The financial statements shall be complete and correct in all material respects, and be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or a responsible officer, as the case may be, and disclose therein).

     (b) Furnish to Lender, concurrently with the delivery of the financial statements referred to in subsection (a) hereof, a certificate of a responsible officer of ATII and each other Borrower stating that, to the best of such officer's knowledge, ATII and each other Borrower during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and in the Note to be observed, performed or satisfied by it and that such officer has obtained no knowledge of any Event of Default except as specified in such certificate.

     (c) Promptly upon receipt thereof, furnish to Lender one copy of each written financial audit report submitted to ATII by independent accountants resulting from any annual, interim or special audits made by them of ATII's books.

     (d) Furnish to Lender copies of all financial statements and material reports which ATII or any other Borrower may make to, or file with, the Securities and Exchange Commission or any successor.

     (e) Pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations, which, if unpaid, might become a lien against the Perfected Collateral or any Borrower's other assets, except liabilities (I) being contested in good faith and by appropriate proceedings, which proceedings do not involved any danger of the sale, forfeiture or loss of the Perfected Collateral or any interest therein or a material part of ATII's or such Borrower's other assets, and
(ii) against which ATII has set up reserves satisfactory to the Lender.

     (f) Comply, and cause each Subsidiary to comply, with all applicable laws, statutes, orders, rules, regulations and directions applicable to ATII and/or such Subsidiary and the Perfected Collateral or any part thereof or operation of ATII or any Subsidiary's business, except where the failure to comply will not have a material adverse effect on the value of the Perfected Collateral or the operations of ATII on a consolidated basis;
provided that ATII or such Subsidiary may contest any such statutes, orders, rules, regulations, and directions in any reasonable manner which will not, in Lender's option, adversely affect Lender's rights or ATII's or such Subsidiary's financial condition, business or operations taken as a whole or the priority of the lien or security interested in the Perfected Collateral.

     (g) Maintain and preserve in full force and effect all rights, privileges, licenses, and franchises applicable to ATII and each Subsidiary necessary for the orderly and efficient conduct of ATII's and/or each Subsidiary's business as is now conducted including, without limitation, any licenses or authorizations required by the FCC or any other public utility commission or comparable regulatory agency (a "PUC") for the operation and maintenance of its present systems.

     (h) Perform and comply in all material respects with all obligations under the contracts and all other agreements to which it is a party or by which it is bound relating to the Collateral except where the failure to do so would not materially and adversely affect the value of the Collateral taken as a whole.

     (i) Advise Lender promptly, in reasonable detail (i) of any lien, security interest, encumbrance or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral, the security interest created hereunder, or on ATII"s or any Subsidiary's financial condition, business, or operations.

     (j) (1) Maintain books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with managements' general or specific authorization, (B) transactions are recorded as necessary (x) to permit preparation of financial statements in conformity with GAAP and (y) to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets are reasonable intervals and appropriate action is taken with respect to any differences, and (2) prepare all financial statements required hereunder in accordance with GAAP consistently applied and in compliance with the regulations of any governmental regulatory body having jurisdiction over ATII or any Subsidiary or ATII or any Subsidiary's business and keep such books and records pertaining to its financial affairs and to the Collateral at ATII's address set forth above.

     (k) Permit Lender or its representatives, at all reasonable times, to inspect and copy (at Lender's expense except after the occurrence and during the continuance of an Event of Default or event or condition which with the passage of time or the giving of notice or both would constitute an Event of Default) each Borrower's books and records pertaining to its financial affairs and to the Collateral;

     (l) Keep the Collateral at the original location set forth in the Collateral Schedule and such principal place of business at the address set forth above and not move any of the Collateral from such locations, or change the location of ATII's or any other Borrower's principal place of business without giving Lender at least thirty (30) days advance written notice of such change or move, and in connection with any change in location of Collateral or of the principal place of business of ATII or any other Borrower, at its cost and expense, from time to time, at the written request of Lender, executed, deliver, file or record documents, agreements and instruments (in such manner and form as Lender may reasonably require) in order to create, preserve, perfect, validate or satisfy the first priority security interest in, lien on, or trust or comparable security ownership interest in the Collateral as a result of the move of the Collateral or of the change in ATII's or such other Borrower's principal place of business.

     (m) Keep the Collateral in good repair and operating condition, ordinary wear and tear excepted, and maintain the Collateral owned or used by that Borrower in good working order in accordance with established maintenance procedures such that the Collateral performs to published specifications and shall maintain the equipment within two of the latest product computing loads of the Supplier, and permit Lender or its representatives at all times, upon reasonable notice, to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting it, observing its use or otherwise protecting its interest therein.

     (n) If any Collateral, in whole or in part, shall be lost, stolen or destroyed or damaged, or is taken in any condemnation or similar proceeding by a governmental authority (any such Collateral is referred to as the "Affected Collateral"), promptly and fully notify Lender and (I) immediately place the Affected Collateral in good condition and working order, or (ii) replace the Affected Collateral with one of like value which is in good repair, condition, and working order, and grant a first priority perfected security interest in, lien on, on trust or comparable security ownership interest in such substitution to the same extent that Lender had (or was required to have) in the Affected Collateral, or (iii) prepay Lender, without prepayment premium, loans in an amount equal to the value of such Affected Collateral.

     (o) At its cost and expense, from time to time, at the written request of Lender, execute, deliver, file or record document agreements and instruments (in such manner and form as Lender may reasonably require) in compliance with or to accomplish the covenants and agreements of each Borrower in this Agreement; in order to create, preserve, perfect, validate or satisfy the security interest in, lien on, trust or comparable security ownership interest in the Collateral grant hereunder. Each Borrower also hereby authorizes Lender to file any sub-financing statement or amendment thereto, without the signature of the Borrower, or with a copy or telecopy of the Borrower's signature, to the extent permitted by applicable law, or after the occurrence and during the continuance of an Event of Default or event or condition which with the passage of time or the giving of notice or both would constitute an Event of Default hereunder to execute any financing statement or amendment thereof on behalf of each Borrower as each Borrower's attorney-in-fact Lender will promptly provide such Borrower with copies of any such financing statements.

     (p) ATII shall take all actions necessary and commit adequate resources to assure that computer-based and other systems of ATII and its Subsidiaries are able to process dates effectively, including dates before, on and after January 1, 2000 without experiencing any Year 2000 Problem that could cause a material adverse effect to ATII. At the request of Lender, ATII will provide Lender with assurances and substantiations (including but not limited to the results of internal and external audit reports prepared in the ordinary course of business) reasonably acceptable to Lender as to the capability of ATII and it's Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a material, adverse effect.

     (q) Cause each Domestic Subsidiary of ATII formed or acquired after the date hereof to become a Borrower hereunder in conformity with the terms and conditions of Section 1(b).

     (r) Obtain Lender's prior written consent before using or generating any press release, advertisement, publicity materials or other publication in which the name or logo of Lender or any of its affiliates is used or may be reasonably inferred, and will not distribute any such materials in the absence of such prior written approval.

     (s)  (i)  Comply with the financial covenants set forth on Exhibit C.

          (ii) All accounting and financial terms herein shall be deemed to include references to consolidated and consolidating principles. Covenants, representations and agreements with respect to ATII and its properties and activities shall be deemed to refer to ATII and the other Borrowers collectively. The following words and terms shall have the following meanings unless the context otherwise clearly requires:

          "Adjusted EBITDA":  for the most recent 4 fiscal quarters of ATII
           ---------------
being measured, ATII's EBITDA, plus (I) beginning period cash, and (ii) new proceeds from Subordinated Debt, equity and vendor debt.

          "Book Capitalization":  the sum of common stock, preferred stock,
           -------------------
additional paid in capital and Subordinated Debt, in each case [a]s shown on ATII's balance sheet in accordance with GAAP.

          "Total Debt":  of any person means, without duplication, (a) all items
           ----------
of indebtedness or liability which in accordance with generally accepted accounting principles, consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date as of which indebtedness is to be determined indebtedness or other liabilities secured by any mortgage, security agreement, pledge, or lien existing on or encumbering property owned by such person, whether or not the indebtedness or other liabilities secured thereby shall have been assumed by such person, (c) all indebtedness of such person (i) which such person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse, agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, (ii) in respect of which such person has agreed to supply or advance funds (whether by way of loan, purchase of securities or capital contribution, through a commitment to pay for property or services regardless of the nondelivery of such property or the nonfurnishing of such services or otherwise), or (iii) in respect of which such person has otherwise become directly or indirectly liable, and (d) all obligations of such person under any now or hereafter existing interest swap or hedge agreements (net of any amounts owed to that person under any such swap or hedge agreements).

          "Debt Service": for the most recent 4 fiscal quarters of ATII being
           ------------
measured, the sum of (i) all amortized principal and interest payments that ATII is required to make during such period on account of all of its Total Debt including, without limitation, (a) amounts due during such period on account of capitalized leases, (b) the then current portion of any long-term Total Debt of ATII calculated in accordance with GAAP, (c) amounts due on short-term Total Debt of ATII, and (d) amounts due under this Loan Agreement and the Note, plus
(ii) capitalized expenditures.

          "EBITDA": for any fiscal period, ATII's actual operating earnings from
           ------
ongoing operations and before interest, taxes, depreciation and amortization for such fiscal period.

          "Senior Debt":  Total Debt of ATII and the Borrower, other than
           -----------
Subordinated Debt.

          "Subordinated Debt":  Indebtedness that (i) does not require any
           -----------------
payment of principal until twelve (12) months after the Maturity Date, (ii) is issued on market terms prevailing at the time and (iii) is subordinated on terms reasonably acceptable to Lender to the Indebtedness created hereunder or pursuant to any other Loan Document.

     (t) Furnish to Lender such additional information or documents, certificates, reports and agreements regarding ATII or any other Borrower, its financial condition or the Collateral, as Lender may reasonably request.

     12. NEGATIVE COVENANTS: Until payment in full of the indebtedness, each Borrower covenants that it will not directly or indirectly;

     (a) Sell, lease, assign, transfer, pledge, create, or permit a security interest in, or otherwise encumber any of its rights therein, or permit any levy, lien or encumbrance thereon in favor of anyone other than Lender.

     (b) Use, or permit the Collateral to be used, for any unlawful purpose or in violation of any law, statute or ordinance.

     (c) Permit the Collateral to become part of, or be affixed to, any real property without first assuring, to the reasonable satisfaction of Lender, that Lender's security interest will be prior and senior to any interest or lien then held, or thereafter acquired, by any mortgagee of such real property or the owner or purchaser of any interest therein

     (d)  Permit the Collateral to comprise a part of any borrower's inventory.

     (e) Permit anything to be done that may impair the value of any of the Perfected Collateral or the security intended to be afforded by this Agreement.

     (f) Dispose of any part of the Collateral without the express prior written consent of Lender.

     (g) Change its name or change its corporate structure in any material way without giving Lender at least thirty (30) days advance written notice thereof, and ensuring that any steps that Lender may deem desirable to continue the perfection and priority of Lender's security interests in the Collateral shall have been taken.

     (h) Engage, or permit any Subsidiary to engage, in any business activities or operations substantially different from or unrelated to the present business activities or operations substantially different from or unrelated to the present business activities and operations of ATII and its current Subsidiaries.

     (i) Enter into, become the subject of or effect any transaction of merger, acquisition or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial pert of any Borrower's business or assets, whether now owned or hereafter acquired.

     (j) Change the fiscal year end of ATII from December 31 except with the prior written consent of Lender, which consent shall not be unreasonably withheld.

     (k) Create otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on or in respect of its capital stock; (ii) make loans or advances or to pay any indebtedness or other obligation owned to a Borrower; or (iii) transfer any of its property or assets to a Borrower, except for encumbrances or restrictions existing under or by reason of: (1) applicable law; or (2) customary non-assignment provisions of any contract or any lease governing a leasehold interest or Subsidiary.

     13. RISK OF LOSS AND INSURANCE: All risk of loss of, damage to, or destruction of the Collateral shall, at all times, be with each Borrower. Each Borrower shall procure and maintain with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar business, and (ii) insuring such Borrower and the Lender against liability for personal injury and property damage relating to the Collateral. The policies shall be in such form and in such amounts and coverage as may be reasonably satisfactory to the Lender, with losses payable to such Borrower and the Lender as their respective interest may appear. Each Borrower shall, if requested by Lender, deliver to Lender evidence that such insurance coverage is in effect. All insurance shall (i) contain a breach of warranty clause in favor of the Lender, (ii) provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Lender of written notice thereof, and (iii) be reasonably satisfactory in all respects to the Lender. If any Borrower fails to furnish such insurance or fails to pay the premiums therefor, Lender may do so or may obtain insurance of its interest only and add the amount of any such premium thereof to the other amounts secured hereby. Lender is under no obligation nor duty, however, to pay such premiums or obtain such insurances.

     14. DEFAULT: The occurrence of any one or more of the following will constitute an "Event of Default" under this Agreement:

     (a) The failure of any Borrower to pay when due any Payment Amount or any other amounts payable under this Agreement or any Note within five (5) days of the date when due;

     (b) A breach or failure in the observance or performance by any Borrower of any other material provision of this Agreement or any other Loan Document which is not remedied within thirty (30) days after receipt by any Borrower of notice of such breach or failure;

     (c) Any material representation, warranty or covenant made herein, or in any certificate, document, financial or other statement delivered in connection with this Agreement, or hereafter made by any Borrower proves to have been incorrect in any material adverse respect when made or given;

     (d) ATII or any Subsidiary, or any surety or guarantor of the Indebtedness evidenced by this Agreement or the Note (i) files a petition or has a petition filed against it under the bankruptcy code, or any proceeding for relief of insolvent debtors; (ii) generally fails to pay its debts as such debts become due; (iii) shall admit in writing its inability to pay its debts as they become due; (iv) has a custodian, trustee or receiver appointed, voluntarily or otherwise, for t or its assets; (v) benefits from, or is subject to, the entry of an order for relief by any court of insolvency; (vi) makes an assignment for the benefit of creditors; (vii) becomes insolvent (however otherwise evidenced);
(viii) liquidates, winds-up, dissolves or suspends business; or (ix) has commenced against it any case, proceeding or other action seeking the issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

     (e) ATII or any Subsidiary shall (i) default in any payment of any other instrument or agreement (other than with Lender) with an outstanding principal amount in excess of $10,000 beyond the period of grace, if any, provided in the applicable instrument or agreement, or (ii) default in the observance of any other provision of such other instrument or agreement as to cause, or permit the holder of such instrument or agreement to cause, the obligations thereunder to become due prior to its stated maturity;

     (f) One or more judgment or decrees shall be entered against ATII or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000 or more, and any of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days after the entry thereof; or

     (g) Any guaranty or any subordination agreement required or delivered in connection with this Agreement is breached or becomes ineffective, or any guarantor, or subordinating creditor disavows its obligation sunder the guaranty or subordination agreement, as the case may be; or

     (h) Any Borrower fails to perform any of its obligations under any other agreement or lease with Lender (subject to any cure rights or notice periods contained in such other agreement or lease); or

     (i) At any time a Borrower other than ATII ceases to be a Subsidiary or ATII; or

     (j) If any Change in Control should occur without Lender's prior written consent. A "Change in Control" of ATII shall be deemed to have occurred upon any change in the direct or indirect control of, or the ability or right to control, a majority of the voting shares of any class of securities or ownership rights in any ATII or any other Borrower or in the right and/or the power to control the election of the board of directors of ATII or any other Borrower; or

     (k) The occurrence of a material adverse effect on, or material adverse change in, (i) the business, operations or financial condition of ATII or any other Borrower, (ii) the ability of ATII or any other Borrower to perform its obligations under this Agreement, any Note, or the other Loan Documents, or
(iii) the Lender's ability to enforce the right sand remedies granted under this Agreement or the other Loan Documents, in all cases whether attributable to a single circumstance or event or an aggregation of circumstances or events.

     15. RIGHTS AND REMEDIES ON DEFAULT: At Lender's option, upon the occurrence of any such Event of Default under Section 14, and at any time thereafter, at Lender's option, Lender's commitment to lend shall terminate and/or all unmatured Indebtedness evidenced by the Note will immediately become due and payable without presentation, demand, protest, or notice of any kind (except as expressly provided for herein), all of which are expressly waived. Lender may exercise, from time to time, any rights and remedies available to it under this Agreement, any Note, the Uniform Commercial Code and other applicable law. Each Borrower agrees that upon the occurrence that during the continuance of an Event of Default, to the extent permitted by applicable law (i) any amounts payable under this Agreement or under any Note shall thereafter bear interest at a rate per annum equal to the Interest Rate plus three percent (3%), or the maximum rate per annum allowed by law, whichever is less, compounded monthly and payable on demand (both before and after judgment), until the Indebtedness is paid in full or the Event of Default is cured, (ii) it will, at Lenders request assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, and (iii) Lender, by itself or its agent may, without notice to any person and without judicial process of any kind, enter into any premises or upon any land owned, leased or otherwise under the real or apparent control of any Borrower, or any agent of any Borrower, where the Collateral may be, or where Lender believes the Collateral may be, and disassemble, render unusable, and/or repossess all or any item of the Collateral, disconnecting and separating the Collateral from any other property. Each Borrower expressly waives all further rights to possession of the Collateral after the occurrence and during the continuance of an Event of Default and all claims for injuries suffered through, or loss caused by, such entering and/or repossession.

Lender shall have the right to sell, lease or otherwise dispose of the Collateral (or contract to do so), whether in its then condition or after further preparation or processing, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions as Lender, in its sole discretion, may deem advisable. Lender shall have the right to purchase at any such sale. Lender will give the applicable Borrower reasonable notice of the time and place of any public sale of the collateral or of the time after which any private sale or other intended disposition of the Collateral is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is delivered to the address of such Borrower set forth above at least ten
(10) days before the time of the sale or disposition. Any proceeds of any disposition by Lender of any of the Collateral may be first applied by Lender to the payment of expenses, including reasonable attorneys' fees and legal expenses, incurred in connection with the repossession, care, safekeeping, sale or otherwise of any or all of the Collateral, or in any way relating to the rights of Lender hereunder. Any balance of such proceeds may be applied by Lender toward the payment of the Indebtedness in such order as Lender, in its sole discretion, shall determine. The Borrowers shall be liable for, and shall pay to Lender on demand, any deficiency which may remain after such sale, lease or other disposition, and Lender agrees to remit to Borrowers any surplus resulting therefrom.

If, for the purposes of obtaining judgment in respect of any claim under this Agreement or any other Loan Document in any court, it is necessary to convert a sum due hereunder or thereunder to the Lender in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Lender could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is paid or satisfied.

The obligations of Borrowers in respect of any sum due in the Original Currency to the Lender under this Agreement or any other Loan Document shall, notwithstanding any judgment in any other Currency, be discharged only to the extent that on the business day following receipt by Lender of any sum adjudged to be so due in such Other Currency, Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, Borrowers shall, as a separate obligation and notwithstanding any such judgment, jointly and severally, indemnify Lender against such loss, and if the amount of the Original

Currency so purchased exceeds the sum originally due to Lender in the Original Currency, Lender shall remit such excess to Borrowers.

     16. GENERAL AUTHORITY: Upon the occurrence and during the continuance of an Event of Default hereunder, Lender shall have the full power to exercise at any time and from time to time all or any of the following powers with respect to all or any of the Collateral:

     (a) To demand, sue for collection, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

     (b) To receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other property taken or received by Lender in connection therewith;

     (c) To settle, compromise, compound, prosecute or defend any action or proceeding with respect thereof;

     (d) To sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof, as fully and effectually as if Lender were the absolute owner thereof; and

     (e) In general, to do all things necessary to perform the terms of this Agreement, including, without limitation, to take any action or proceedings which Lender deems necessary or appropriate to protect and preserve the security interest of Lender in the Collateral. In the case of failure of ATII or any Borrower to comply with any provision of this Agreement, Lender shall have the right, but shall not be obligated, to so comply in whole or in part, and all moneys spent, and expenses and obligations incurred or assumed by Lender in connection with such performance or compliance, shall be payable on demand together with interest on such amounts equal to the Interest Rate plus three percent (3%) from the date and amount is expended or advanced by the Lender until paid. Such sums plus interest shall constitute indebtedness secured hereby. Lender's effecting such compliance shall not be a waiver of any Borrower's default. Lender shall be under no obligation or duty to exercise any of the powers hereby conferred upon it.

     17. EXPENSES: Each Borrower agrees (a) to pay or reimburse Lender for all its reasonable costs, fees, charges and expenses incurred or arising in connection with the negotiation, review, preparation and execution of this Agreement, the Loan Documents, any commitment or proposal letter, or any amendment, supplement, waiver, modification to, or restructuring of this Agreement, the Indebtedness incurred hereunder, or the other Loan Documents, including, without limitation, reasonable outside counsel legal fees and disbursements, expenses, document charges and other charges and expenses of Lender, (b) to pay or reimburse Lender for all its reasonable costs, fees, charges and expenses incurred in connection with the administration of this Agreement and the other Loan Documents or the enforcement, protection or reservation of any rights under or in connection with this Agreement or by other Loan Documents, including, without limitation, reasonable outside counsel legal fees and disbursements, audit fees and charges, and all out-of-pocket expenses, (c) to pay, indemnify, and to hold Lender harmless from, any and all recording and filing fees and taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (excluding income and franchise taxes and taxes of similar nature), if any, which may be payable or determined to be payable in connection with the execution and delivery or recordation or filing of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Loan Documents. All of the amounts described in this Section are referred to collectively as the "Lender's Expenses," shall be
                                                  -----------------
payable upon Lender's demand, and shall accrue interest at the Interest Rate in effect when such demand is made from five (5) days after the date of demand until paid in full. All Lender's Expenses that are outstanding on any Borrowing Date shall be paid before or with such Advance. If a Borrower has not paid to Lender the amount of all Lender's Expenses billed to ATII before such Borrowing Date, Lender shall be authorized to retain from any Advance on such Borrowing Date the amount of such Lender's Expenses that remain unpaid. Each Borrower's obligation to pay Lender's Expenses shall not be limited by any limitation on the amount of the Commitment that may be designated as available for such purpose, and any amounts so designated shall be used to pay Lender's Expenses accrued at the time of any Advance before any of the legal fees or similar expenses of the Borrowers.

     18. NOTICES: Notices, demands and other communications required to be given hereunder to be effective shall be permitted in writing by telex, telecopy, or facsimile transmission and confirmed by a similar mailed writing, by hand delivery, by first class, registered or certified mail, return receipt requested, or an overnight courier service, addressed to Lender at 501 Corporate Centre Drive, Suite 600, Franklin, TN 37067 (Attention: Director Operations & Administration), with a copy to TFS Portfolio Management, 10 Riverview Drive, Danbury, CT 06810, or to the applicable as the case may be, at the address set forth above or at such other address as any party may hereinafter substitute by written notice. Notice shall be effective four (4) days after the date it as mailed or upon receipt, whichever is earlier.

     19. INDEMNIFICATION: Each Borrower shall indemnify Lender against and hold Lender harmless from any and all claims, actions, suits, damages, allegations, liabilities, and liens and all costs and expenses, including, without limitation, reasonable attorneys' fees incurred by Lender, arising out of or in any way related to a Borrower's ownership or use of the Collateral, or in connection with the transactions contemplated by this Agreement, including without limitation, the granting and perfection of the security interest and liens described herein, except to the extent attributable solely to Lender's gross negligence or willful misconduct.

     20. FCC AND PUC APPROVALS; NOTIFICATION: The exercise of any rights hereunder by the Lender that may require FCC or PUC approval shall be subject to obtaining such approval. Pending obtaining any such FCC or PUC approval, each Borrower will refrain from taking or permitting any action be taken which is contrary to the interest of the Lender. In accordance with the requirements of 46 C.F.R. Section 22.917 (1984), or any successor provision, the Lender agrees to notify the applicable

Borrower and the FCC (if required) in writing at least ten (10) days prior to the repossession, in accordance with this Agreement, of all or any part of the collateral which is subject to the regulation.

     21. ASSIGNMENT: Lender may, in whole or in part without notice to, or the consent of any Borrower, sell, assign, grant a security interest in or pledge its interest in the Collateral and/or a Note and any amounts due or to become due hereunder to any third party ("Assignee"). Upon receiving written notice
                                   --------
from Lender, a Borrower shall, if so directed, pay the amounts due hereunder, directly to Assignee. Any Assignee shall be entitled to rely on the agreements, representations warranties, and covenants of ATII and each Borrower contained herein, as applicable, and shall be considered a third-party beneficiary thereof. Each Borrower shall also execute and deliver to Lender, or any Assignee, any additional documentation as Lender or Assignee may reasonably request. Without Lender's prior written consent, no Borrower shall assign or transfer its obligations hereunder. Any attempted transfer by any Borrower shall be void ab initio.

     22.  MISCELLANEOUS:

     (a) No failure or delay by the Lender to exercise any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude any other or future exercise thereof. The Lender may waiver any default before or after the same has been declared and restore this Agreement to full force without impairing any rights hereunder, such right of waiver being a continuing one. The waiver of any provision hereunder will not be effective unless in writing signed by the Lender.

     (b) If any provision of this Agreement or a Note shall be prohibited or unenforceable, such provision shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions.

     (c) To the extent that the Indebtedness is now or hereafter secured by property other than the Collateral, or by the guaranty, endorsement or property of any other person, corporation or entity, then Lender shall have the right, in its sole discretion, to determine which rights, security, liens, security interest or remedies it shall, at any time, pursue, relinquish, subordinate, modify, or take any other action with respect thereto without, in any way, modifying or affecting any of them or any of its rights hereunder.

     (d) Lender's duty of care (as imposed by law) with respect to the Collateral in its possession shall be deemed fulfilled if Lender exercises reasonable care in physically safekeeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Lender need not otherwise preserve, protect, insure, or care for any Collateral.

     (e) No right or remedy is exclusive of any other provided under this Agreement or permitted by law or equity. All such rights and remedies shall be cumulative and may be exercised singularly or concurrently at Lender's option. The exercise or enforcement of any one such right or remedy shall neither be a condition to, nor bar the exercise or enforcement of any other.

     (f) All representations and warranties made herein or in any document, certificate or statement delivered pursuant thereto, or in connection therewith, shall survive the execution and delivery of this Agreement and the Note.

     (g) ATII and each Borrower waive presentment, demand, protest and (except to the extent expressly provided for herein) notice to the extent permitted by applicable law.

     (h) Time is of the essence with regard to each and every provision of this Agreement and the Note.

     (i) This Agreement may be executed in more than one counterpart, all of which taken together, shall constitute one agreement.

     (j) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), consistently applied, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. At such time that ATII has any Subsidiaries, all accounting and financial terms herein shall be deemed to include references to consolidated and consolidating principles, and covenants, representations and agreements with respect to ATII and its properties and activities shall be deemed to refer to ATII and its consolidated Subsidiaries collectively.

     23.  SUCCESSORS AND ASSIGNS:     This Agreement shall be binding on the
          ----------------------
parties and inure to the benefit of Lender and each Borrower and their successors and permitted assigns.

     24.  GOVERNING LAW, JURISDICTION AND VENUE:
          -------------------------------------

     (a) This Agreement and the Note shall be construed in accordance with and governed by the laws of the State of Tennessee, except to the extent the internal laws of another jurisdiction are required to be applied in connection with the exercise of rights pertaining to Collateral in that jurisdiction.

     (b) EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN WILLIAMSON COUNTY, TENNESSEE AND DAVIDSON COUNTY, TENNESSEE, INCLUDING WITHOUT LIMITATION FEDERAL COURTS SITTING IN THE MIDDLE DISTRICT OF TENNESSEE, THE CHANCERY COURT FOR WILLIAMSON COUNTY, TENNESSEE, AND THE CHANCERY COURT FOR DAVIDSON COUNTY, TENNESSEE, FOR ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, OR THE OBLIGATION, AND AGREES NOT TO CONTEST VENUE OR JURISDICTION IN ANY SUCH COURTS. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction.

     25. WAIVERS AND LIMITATIONS OF LIABILITY: (a) EACH BORROWER AND LENDER HEREBY KNOWINGLY DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT, THE NOTE, ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     (b) LENDER SHALL HAVE NO LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS FOR SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR ANY SORT IN ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, OR THE OBLIGATIONS AND, EXCEPT TO THE EXTENT PROHIBITED BY LAW, EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT OTHER THAN ACTUAL DAMAGES.

     (c) To the fullest extent permitted by law, except as otherwise expressly provided herein, each Borrower hereby waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies, including the issuance of an immediate writ of possession, except as expressly required in any of the Loan Documents; (iii) any marshalling of assets, or any right to compel Lender to resort first to any Collateral or other persons before pursuing any Borrower for payment of the Indebtedness and any defenses based on suretyship or impairment of Collateral; (iv) the benefit of all valuation, appraisement and exemption laws; (v) any right to require Lender to terminate its security interest in the Collateral or in any other property of any Borrower until termination of this Agreement and the execution by each Borrower and by any person whose loans to a Borrower are used in whole or in part to satisfy the Obligations, of an agreement indemnifying Lender from any loss or damage Lender may incur as the result of dishonored or unsatisfied items of any account debtor applied to the Indebtedness; and (vi) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Lender's entering into this Agreement and that Lender is relying upon the foregoing waivers in its future dealings with each Borrower.

     26.  ENTIRE AGREEMENT. This Agreement constitutes the entire agreement
          ----------------
between Lender and each Borrower with respect to the subject matter hereof and supersedes all previous negotiations, proposals, commitments, writings, and understandings of any nature whatsoever.

     IN WITNESS WHEREOF, the parties have executed this Loan and Security Agreement by their duly authorized representatives:

                         BORROWERS:
                         ---------


                         AMERICAN TELESOURCE INTERNATIONAL, INC. (Delaware)


                         BY:              /s/ Arthur L. Smith
                            ------------------------------------------------
                                 Arthur L. Smith, Chief Executive Officer



                         AMERICAN TELESOURCE INTERNATIONAL, INC. (Texas)


                         BY:              /s/ Arthur L. Smith
                            ------------------------------------------------
                                 Arthur L. Smith, President


                         TELESPAN, INC.


                         BY:              /s/ Charles R. Poole
                            ------------------------------------------------
                                 Arthur L. Smith, President


                         GLOBALSCAPE, INC.


                         BY:              /s/ Arthur L. Smith
                            ------------------------------------------------
                                 Arthur L. Smith, Chairman


                         LENDER:
                         ------

                         NTFC CAPITAL CORPORATION


                         BY:_________________________________________________
                         TITLE:______________________________________________

                                   EXHIBIT A
                                   ---------

                 FORM OF ANNEX TO LOAN AND SECURITY AGREEMENT
                 --------------------------------------------

     By executing this Annex to Loan and Security Agreement attached to and forming a part of the Loan and Security Agreement dated as of _________, 1999, (the "Loan Agreement"), between and among AMERICAN TELESOURCE INTERNATIONAL, INC., a ________ corporation ("ATII"), NTFC Capital Corporation (the "Lender"), Domestic Subsidiaries of ATII which are signatories to the Loan Agreement, and such additional Domestic Subsidiaries of ATII which may become a party to the Loan Agreement pursuant to Section 1(b) thereof, ________ represents and warrants that Domestic Subsidiary of ATII, joins as a party to the Loan Agreement, assumes the obligations of a Borrower under the Loan Agreement, and confirms it is bound by the terms and conditions of the Loan Agreement, including but not limited to the grant to Lender of a security interest in all its right, title, interest in and to the Collateral as provided in the Loan Agreement. _____ acknowledges and agrees that one or more other Subsidiary ATII may become additional Borrowers under the Loan Agreement without the consent of any other Borrower by execution of a form of the Annex to the Agreement by ATII, the Subsidiary and the Lender. ________ acknowledges and agrees that (i) other Subsidiaries of ATII may become additional Borrowers under the Loan Agreement without the consent of any other Borrower by execution of a form of the Annex to the Loan Agreement by ATII Subsidiary and Lender; (ii) the Lender is willing to extend certain credit to the Borrowers, subject to the terms and conditions set forth in the Agreement, including the condition that all Borrowers will be jointly and severally liable for all amounts owed by any Borrower under the Loan Agreement, Lender(iii) without this joint and several liability for all Indebtedness owed by any Borrower to Lender under the Loan Agreement, Lender would _____ willing to extend credit to any Borrower, and (iv) ____________ the existing Borrowers and other Subsidiaries of ATII which may be additional Borrowers under the Loan Agreement are related entities, and ________ expects to increase its business, and to benefit directly or indirectly, through the use of the equipment to be acquired by it and the other Borrowers with the proceeds of the loans to be made pursuant to the Agreement.

____________ authorizes the Lender to attach this Annex to the Loan and Security Agreement, which shall be deemed a part of, and incorporated by reference in, the Loan Agreement. This Annex to the Loan and Security shall be construed in accordance with and governed by the laws of the State of Tennessee, except to the extent the internal laws of another jurisdiction are required to be applied in connection with the exercise of rights pertaining to Collateral in that jurisdiction. Capitalized terms used in this Annex to the Loan Agreement without definition shall have the meanings set forth in the Loan Agreement to which this Annex is attached and form a part.

     This Annex may be executed in any number of counterparts (by facsimile transmission or otherwise) and by the different parties hereto as separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same document.

     IN WITNESS WHEREOF, the parties have executed this Annex to Loan and Security Agreement by their duly authorized representatives:

                         ATII:
                         ----

                         AMERICAN TELESOURCE
                         INTERNATIONAL, INC.


                         BY:_________________________________________________
                         TITLE:______________________________________________


                         BORROWER:
                         --------


                         BY:_________________________________________________
                         TITLE:______________________________________________


                         LENDER:
                         ------


                         BY:_________________________________________________
                         TITLE:______________________________________________

                                   EXHIBIT C
                                   ---------

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                    ---------------------------------------

             ---------------------------------------------------------------------------------------------------
                                                       COVENANTS (FYE 7/31)
             ---------------------------------------------------------------------------------------------------
                         1                   2                  3                  4                  5
----------------------------------------------------------------------------------------------------------------
                    Senior Debt/       Adjusted              Minimum            Minimum            Minimum
                                       EBITDA/
Period:
                        Book         Debt Service/             Revenue         Gross Margin          EBITDA
                   Capitalization        Capx
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
FY2000
Quarter 1            50.00%            1.1X                   $ 8,699,800          2,817,800           ($92,900)
Quarter 2            50.00%            1.1X                   $11,177,200          4,172,200         $  720,900
Quarter 3            50.00%            1.1X                   $15,981,500          5,911,900         $2,295,800
Quarter 4            50.00%            1.1X                   $19,559,200          7,434,600         $3,705,200
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
FY2001
Quarter 1            50.00%            1.2X                   $27,855,000         10,592,000         $5,089,500
Quarter 2            50.00%            1.2X                   $27,855,000         10,592,000         $5,089,500
Quarter 3            50.00%            1.2X                   $27,855,000         10,592,000         $5,089,500
Quarter 4            50.00%            1.2X                   $27,855,000         10,592,000         $5,089,500
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
FY2002
Quarter 1            50.00%            1.4X                   N/A                 N/A                $6,491,900
Quarter 2            50.00%            1.4X                   N/A                 N/A                $6,491,900
Quarter 3            50.00%            1.4X                   N/A                 N/A                $6,491,900
Quarter 4            50.00%            1.4X                   N/A                 N/A                $6,491,900
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
FY2003
Quarter 1            50.00%            2.0X                   N/A                 N/A                $7,840,500
Quarter 2            50.00%            2.0X                   N/A                 N/A                $7,840,500
Quarter 3            50.00%            2.0X                   N/A                 N/A                $7,840,500
Quarter 4            50.00%            2.0X                   N/A                 N/A                $7,840,500
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
FY2004
Quarter 1            50.00%            2.0X                   N/A                 N/A                $7,840,500
Quarter 2            50.00%            2.0X                   N/A                 N/A                $7,840,500
Quarter 3            50.00%            2.0X                   N/A                 N/A                $7,840,500
Quarter 4            50.00%            2.0X                   N/A                 N/A                $7,840,500
----------------------------------------------------------------------------------------------------------------